Filed Under Rule 433
Registration Statement No. 333-160487
GE Interest Plus®’ Earn from 1.41% -1.71% on your available cash GE Interest Plus®’ With easy access when you need it GE Interest Plus®’ So you’re ready when you find your dream home

GE Interest Plus®’ Make more with your money GE Interest Plus®’ Earn from 1.41%-1.71% GE Interest Plus®* Earn from 1.41% — 1.71% INVEST NOW *GE Interest Phis 6 an Investment in the saner, unsecured corporate deal of Ihe General Eleclnc Capilal Corporation. You shnuld role 5ia1 GE Interest Plus Notes are ml a money market lurid, which is generally a dversified fund constsSng ol investmenl in short term debt secunbes ol many companies Unlike hank accounts and certificate of deposit GE Interest Plus is not an FDiC-tnsurod deposit GE Interest Plus S not guaranteed under the PDICs Temporary Liquidity Guarantee Program II is possftte to lose money fl GE Capital is unable to pay As debts Please see Ihe QfflGDBrtUB falT

GE Interest Plus®*

Earn from 1.41% - 1.71%

INVEST NOW

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting geinterestplus.com. Alternatively, the issuer, any underwriter, or any

GE Interest Plus®*

Earn from 1.41% - 1.71%

INVEST NOW

geinterestplus.com. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by visiting geinterestplus.com or calling toll free 1-800-582-5458.

Yields as of 3/29/2010 and may be reset weekly. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Current rates and yields are available at geinterestplus.com.

GE Interest Plus®* Earn from 1.41%-1.71% on your available cash GE Interest Plus®* With easy access when you need it GE Interest Plus®” Comes in handy when your kids are in college

GE Interest Plus®’ Make more with your money GE Interest Plus®’ Earn from 1.41% -1.71% GE Interest Plus®* Earn from 1.41% — 1.71% INVEST NOW *GE Interest Phis 6 an investment in the saner, unsecured corporate deal of Ihe General Eleclnc Capilal Corporation. You shnuld role 5ia1 GE Irrieresl Plus Notes are ml a money market lurid, which is generally a dversified fund consisting ol investmenl in snort term debt secunbes ol many companies Unlike bank accounts and certificate of deposit. GE Interest Plus is not an FDiC-tnsurod deposit GE Interest Plus 6 not guaranteed under the FDICs Temporary Liquidity Guarantee Program II is possible to lose money II GE Capital is unable to pay As debts Please see Ihe QfflBDBrtUB fal I

GE Interest Plus®*

Earn from **1.41% - 1.71%**

INVEST NOW

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting geinterestplus.com. Alternatively, the issuer, any underwriter, or any

GE Interest Plus®*

Earn from **1.41% - 1.71%**

INVEST NOW

geinterestplus.com. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by visiting geinterestplus.com or calling toll free 1-800-582-5458.

Yields as of 3/29/2010 and may be reset weekly. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Current rates and yields are available at geinterestplus.com.

GE Interest Plus®’ Earn from 1.41% — 1.71% on your available cash GE Interest Plus®’ With easy access when you need it GE Interest Plus®* So you can pop the question when the moment is right

GE Interest Plus®’ Make more with your money GE Interest Plus=- §Earn from 1.41% — 1.71% GE Interest Plus®* Earn from 1.41% — 1.71% INVEST NOW *GE Interest Phis 6 an investment in the saner, unsecured corporate deal of Ihe General Eleclnc Capilal Corporation. You shnuld role 5ia1 GE Irrieresl Plus Notes are ml a money market lurid, which is generally a dversified fund consisting ol investmenl in snort term debt secunbes ol many companies Unlike bank accounts and certificate of deposit. GE Interest Plus is not an FDiC-tnsurod deposit GE Interest Plus 6 not guaranteed under the FDICs Temporary Liquidity Guarantee Program II is possible to lose money II GE Capital is unable to pay As debts Please see Ihe QfflBDBrtUB fal

GE Interest Plus®*

Earn from 1.41% - 1.71%

INVEST NOW

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting geinterestplus.com. Alternatively, the issuer, any underwriter, or any

GE Interest Plus®*

Earn from 1.41% - 1.71%

INVEST NOW

geinterestplus.com. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by visiting geinterestplus.com or calling toll free 1-800-582-5458.

Yields as of 3/29/2010 and may be reset weekly. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Current rates and yields are available at geinterestplus.com.